Exhibit 99.1

Cerus Corporation Announces Second Quarter 2025 Financial Results

Second Quarter Total Revenue of $60.1 Million; Record Product Revenue of $52.4 Million, Up 16% Year-Over-Year

Raising Full-Year 2025 Product Revenue Guidance Range to $200 Million - $203 Million

Conference Call Today at 4:30 pm ET

CONCORD, CA, August 5, 2025- Cerus Corporation (Nasdaq:CERS) announced financial results for the second quarter ended June 30, 2025, and provided a business update.

“With our singular focus to advance blood safety and availability around the globe by establishing INTERCEPT as the standard of care, this quarter’s commercial results are evidence of the progress we are making in multiple geographies and across our INTERCEPT product portfolio. The early launch and adoption of our next generation, LED-based INT200 illumination device continues to surpass our expectations around performance and customer experience, and advancements in our product development pipeline are encouraging, including the early resubmission for RBC CE Mark and the recent DoD award for the CRYO-First study,” said William “Obi” Greenman, Cerus’ president and chief executive officer.

“In addition, the continued strong commercial and financial execution in Q2 resulted in record product sales, a year-over-year narrowing of net loss attributable to Cerus, and another quarter of positive non-GAAP adjusted EBITDA,” continued Greenman. “Given the anticipated sales trajectory, we are raising our full-year 2025 product revenue guidance today.”

Additional highlights include:

•
Second-quarter 2025 total revenue comprised of (in millions, except percentages):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2025	2024	$	%	2025	2024	$	%
Product Revenue	$52.4	$45.1	$7.4	16%	$95.7	$83.4	$12.2	15%
Government Contract Revenue	7.7	5.4	2.2	41%	13.3	10.5	2.8	27%
Total Revenue	$60.1	$50.5	$9.6	19%	$109.0	$93.9	$15.1	16%

Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

•
Customer demand for Pathogen Reduced, Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex, or IFC) continues to increase with second quarter IFC revenue of $5.6 million compared to $2.0 million in the prior year period.

•
The European regulatory review of our CE Mark application for the INTERCEPT Blood System for Red Blood Cells (RBCs) continues. TÜV-SÜD, the Notified Body, has completed their review of several modules of the submission, including the clinical module, and transferred the dossier to the State Institute for Drug Control (SÚKL), our Competent Authority, in the Czech Republic, for consultation.

•
Awarded an additional $7.2 million in funding from the U.S. Department of Defense Industrial Base Analysis and Sustainment (IBAS) program for the development of lyophilized IFC.

•
Second-quarter net loss attributable to Cerus Corporation was $5.7 million. Second-quarter non-GAAP adjusted EBITDA of $0.9 million, marking another quarter of positive non-GAAP adjusted EBITDA.

•
Cash, cash equivalents, and short-term investments were $78.0 million at June 30, 2025.

Revenue

Product revenue during the second quarter of 2025 was $52.4 million, compared to $45.1 million during the prior year period. This year-over-year increase of 16% was led by growth in IFC and global platelet sales. Second-quarter product revenue included U.S. sales of IFC, which were $5.6 million, up from $2.0 million during the prior year period.

Second-quarter 2025 government contract revenue was $7.7 million, compared to $5.4 million during the prior year period. Our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT RBC program as well as efforts related to the development of next-generation pathogen reduction technology to treat whole-blood and development of lyophilized IFC. The year-over-year increase was primarily driven by increasing enrollment in the Phase 3 RedeS trial for the INTERCEPT RBC system covered under the Company’s 2016 agreement with BARDA and the activities for the advancement of the INTERCEPT RBC system covered under the Company’s 2024 BARDA contract.

Product Gross Profit and Margin

Product gross profit for the second quarter of 2025 was $29.0 million, increasing by 17% over the prior year period. Product gross margin for the second quarter of 2025 was 55.2% compared to 54.7% for the second quarter of 2024. A number of offsetting factors resulted in relatively stable product gross margin in the second quarter of 2025.

Operating Expenses

Total operating expenses for the second quarter of 2025 were $40.1 million, compared to $33.9 million for the same period of the prior year, reflecting a year-over-year increase of 18%. Both R&D and selling, general, and administrative (SG&A) expenses increased year-over-year, reflecting investments in our business to drive future revenue growth.

R&D expenses for the second quarter of 2025 were $18.9 million, compared to $15.0 million for the second quarter of 2024. The primary drivers for the increase in R&D expenses were related to development costs on INT200, the new LED-based illumination device, higher government contract costs incurred to support the higher government contract revenue and higher employee compensation expenses tied to cost-of-living adjustments which became effective earlier in the year.

SG&A expenses totaled $21.2 million for the second quarter of 2025, compared to $19.0 million for the second quarter of 2024. The primary driver for the increase in SG&A expenses was higher employee compensation expenses tied to cost-of-living adjustments which became effective earlier in the year.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the second quarter of 2025 was $5.7 million, or $0.03 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $5.8 million, or $0.03 per basic and diluted share, for the same period of the prior year. Net loss attributable to Cerus Corporation for the first half of 2025 was $13.4 million compared to net loss attributable to Cerus Corporation of $15.5 million for the first half of 2024.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the second quarter of 2025 was positive $0.9 million, compared to non-GAAP adjusted EBITDA of positive $0.8 million for the same period of the prior year. Non-GAAP adjusted EBITDA for the first half of 2025 was a positive $1.1 million compared to non-GAAP adjusted EBITDA of negative $1.9 million for the first half of 2024.

The Company remains committed to its goal of achieving positive, full-year 2025 non-GAAP adjusted EBITDA. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet and Cash Flows

At June 30, 2025, the Company had cash, cash equivalents, and short-term investments of $78.0 million, compared to $80.5 million at December 31, 2024. The Company’s revolving line of credit allows for an additional $15.0 million as of June 30, 2025, which is dependent on eligible assets supporting the borrowing base.

For the second quarter of 2025, cash used from operations totaled $2.4 million compared to $0.4 million generated during the same period of the prior year. Cash use from operations in the second quarter of 2025 was tied to an increase in working capital, namely inventory in support of the expected growth.

Increasing Full-Year 2025 Product Revenue Guidance

Given the strong performance during the first half of 2025, coupled with increasing conviction about expected second half growth, the Company now expects full-year 2025 product revenue will be in the range of $200 million to $203 million. These revisions include increased IFC guidance, which the Company now expects to be between $16 million to $18 million for 2025. Previously, the Company’s 2025 product revenue guidance range was $194 million to $200 million, including 2025 IFC revenue guidance between $12 million and $15 million.

Quarterly conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through August 26, 2025.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: expectations with respect to the performance and customer experience of the INT200; expectations for the advancement of Cerus‘ product development pipeline, including through the early resubmission for RBC CE Mark and the recent DoD award for the CRYO-First study; expectations regarding the durability and sales trajectory of Cerus‘ INTERCEPT platelet franchise and IFC business; expectations with respect to full-year 2025 product revenue guidance and IFC revenue guidance; Cerus‘ commitment to its goal of achieving positive, full-year 2025 non-GAAP adjusted EBITDA; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) effectively commercialize the INT200 or the INTERCEPT RBC system, if approved (b) realize meaningful revenue contribution from the INT200 or the RBC system, if approved, in the near term or at all and/or (c) effectively expand its commercialization activities into additional geographies; risks associated with macroeconomic developments, including ongoing military conflict in Ukraine, the state of war between Israel and Hamas and the wider regional conflict, new or increased tariffs and escalating trade tensions and the resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to obtain and maintain the requisite in-country regulatory approvals necessary to commercialize the INT200 in a timely manner or at all (b) Cerus’ submission to SÚKL may not satisfactorily address the issues in its prior submission that prevented CE Mark approval for the INTERCEPT RBC system, (c) Cerus may be unable to meet the additional applicable requirements to complete the CE Mark application review process for INTERCEPT RBCs in a timely manner or at all, and that Cerus may otherwise determine to substantially delay or abandon its efforts to seek CE Mark approval of the INTERCEPT RBC system, (d) Cerus may otherwise be unable to obtain any regulatory approvals of the INTERCEPT RBC system in a timely manner or at all and (e) Cerus may be unable to obtain any regulatory approvals of lyophilized Pathogen Reduced, Cryoprecipitated Fibrinogen Complex in a timely manner or at all; risks that anticipated clinical trials may not be initiated on the anticipated timing or at all, or if initiated, may be extended, delayed, suspended or terminated, including as result of safety concerns; risks associated with the uncertain nature of DoD’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ amended DoD agreement and/or the DoD’s exercise of any potential options under the amended contract, such that the anticipated activities that Cerus expects to conduct with the funds available from DoD may be delayed or halted; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflict in Ukraine, the state of war between Israel and Hamas and the wider regional conflict, rising interest rates, inflation, and new or increased tariffs and escalating trade tensions, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third party suppliers and may be required to engage and validate a new supplier for key components of the INTERCEPT RBC system, which would substantially delay the CE Mark application review process for INTERCEPT RBCs and/or a review decision thereon; risks associated with Cerus’ need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute the INT200 and its other products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and Cerus‘ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated positive non-GAAP adjusted EBITDA for the year ending December 31, 2025 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2025 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2025 vs. 2024	2025 vs. 2024
Platelet Kit Growth
North America	2%	8%
International	4%	-2%
Worldwide	3%	6%

Change in Calculated Number of Treatable Platelet Doses
North America	2%	8%
International	1%	-4%
Worldwide	1%	4%

Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Cerus Corporation
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2025	2024	$	%	2025	2024	$	%
North America	$35,286	$30,097	$5,189	17%	$65,886	$55,195	$10,691	19%
Europe, Middle East and Africa	16,612	13,725	2,887	21%	28,824	26,439	2,385	9%
Other	547	1,257	(710)	-56%	974	1,810	(836)	-46%
Total product revenue	$52,445	$45,079	$7,366	16%	$95,684	$83,444	$12,240	15%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Product revenue	$52,445	$45,079	$95,684	$83,444
Cost of product revenue	23,470	20,413	41,285	37,506
Gross profit on product revenue	28,975	24,666	54,399	45,938
Government contract revenue	7,684	5,440	13,298	10,470
Operating expenses:
Research and development	18,900	14,969	35,505	29,451
Selling, general and administrative	21,182	18,973	41,468	38,772
Total operating expenses	40,082	33,942	76,973	68,223
Loss from operations	(3,423)	(3,836)	(9,276)	(11,815)
Total non-operating expense, net	(2,216)	(1,995)	(4,007)	(3,632)
Loss before income taxes	(5,639)	(5,831)	(13,283)	(15,447)
Provision for (benefit from) income taxes	76	(56)	150	18
Net loss	(5,715)	(5,775)	(13,433)	(15,465)
Net loss attributable to noncontrolling interest	(8)	-	(9)	(2)
Net loss attributable to Cerus Corporation	$(5,707)	$(5,775)	$(13,424)	$(15,463)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.03)	$(0.03)	$(0.07)	$(0.08)
Weighted average shares outstanding:
Basic and diluted	191,301	184,982	189,195	183,536

Cerus Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,991	$20,266
Short-term investments	62,034	60,186
Accounts receivable, net	31,394	29,777
Current inventories	54,529	38,150
Prepaid and other current assets	4,586	3,643
Total current assets	168,534	152,022
Non-current assets:
Property and equipment, net	6,891	7,154
Operating lease right-of-use assets	8,665	8,384
Goodwill	1,316	1,316
Non-current inventories	14,349	14,145
Other assets and restricted cash	13,316	17,896
Total assets	$213,071	$200,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$51,418	$40,638
Debt – current	28,125	19,297
Operating lease liabilities – current	2,604	2,275
Deferred revenue – current	2,211	1,398
Total current liabilities	84,358	63,608
Non-current liabilities:
Debt – non-current	56,766	64,862
Operating lease liabilities – non-current	11,403	11,663
Other non-current liabilities	4,374	3,888
Total liabilities	156,901	144,021
Stockholders' equity:	55,428	56,145
Noncontrolling interest	742	751
Total liabilities and stockholders' equity	$213,071	$200,917

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss attributable to Cerus Corporation	$(5,707)	$(5,775)	$(13,424)	$(15,463)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(8)	-	(9)	(2)
Provision for (benefit from) income taxes	76	(56)	150	18
Total non-operating expense, net (i)	2,216	1,995	4,007	3,632
Loss from operations	(3,423)	(3,836)	(9,276)	(11,815)

Adjustments to loss from operations:

Operating depreciation and amortization	1,049	1,127	2,064	2,344
Government contract revenue (ii)	(7,684)	(5,440)	(13,298)	(10,470)
Direct expenses attributable to government contracts (iii)	5,297	3,250	9,268	6,475
Share-based compensation (iv)	5,681	5,678	12,316	11,533
Costs attributable to noncontrolling interest (v)	15	-	18	3
Non-GAAP adjusted EBITDA	$935	$779	$1,092	$(1,930)

i.	Includes interest income/expense and foreign exchange gains/losses.
ii.	Represents revenue related to the cost reimbursement provisions under our government contracts.
iii.

Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv.	Represents non-cash stock-based compensation.
v.	Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.